SAMOYED ENERGY CORP. ENTERS INTO

STOCK EXCHANGE AGREEMENT WITH

SHAREHOLDERS OF

ADVANCED VOICE RECOGNITION SYSTEMS, INC.

EDMONTON, ALBERTA, CANADA – April 29, 2008 – Samoyed Energy Corp. (OTC BB: SMYD) today announced that it has entered into a Stock Exchange Agreement with the shareholders of Advanced Voice Recognition Systems, Inc. (“AVRS”).  Upon completion of the stock exchange, the current shareholders of AVRS will own an aggregate of 140,000,000 shares of SMYD common stock, or approximately 86% of the outstanding common stock of SMYD.

Completion of the stock exchange is subject to several conditions, including completion of the audit of AVRS’ financial statements, completion of lock-up agreements from SMYD shareholders in which these shareholders agree not to sell certain of their SMYD shares for a one-year period, the payment of $250,000 to SMYD by SMYD shareholders holding an aggregate of 500,000 shares of SMYD common stock, and completion of agreements from SMYD shareholders holding an aggregate of 3,500,000 shares of SMYD common stock in which these shareholders agree to pay to SMYD an amount equal to $1,750,000 within 90 days of the closing of the Stock Exchange Agreement, or in the alternative, tender to SMYD for cancellation two shares of SMYD’ s common stock for every $1 not paid.

The full text of the Stock Exchange Agreement is attached to the company’s 8-K report as filed with the U.S. Securities and Exchange Commission (“SEC”).

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements as determined by the SEC.  All statements, other than statements of historical facts, included in this press release that address activities, events, or developments that SMYD believes or anticipates will or may occur in the future are forward-looking statements.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of SMYD to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include the completion of the stock exchange with the shareholders of AVRS, prospects for commercial acceptance of AVRS’ products, the availability of financing, general economic and business conditions, and other factors over which SMYD has little or no control.  SMYD does not intend (and is not obligated) to update publicly any forward-looking statements.  The contents of this press release should be considered in conjunction with the warnings and cautionary statements contained in the recent filings of SMYD with the SEC.

Contact:

780-428-6022